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                                                                   EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated February 14, 1994 (except with respect to the matter discussed in Note 15, as to which the date is March 25, 1994) included in this Registration Statement and to the incorporation by reference of our report contained in The Cleveland Electric Illuminating Company Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in and incorporated by reference in this Registration Statement.

                                            ARTHUR ANDERSEN LLP

                                            Arthur Andersen LLP

Cleveland, Ohio
September 16, 1994